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                                                                    Exhibit 23.
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Green Tree Financial Corporation:


We consent to incorporation by reference of our report dated February 6, 1995, relating to the consolidated balance sheets of Green Tree Financial Corporation and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Form 10-K of Green Tree Financial Corporation, in the following Registration Statements of Green Tree Financial Corporation; No. 2-88293 on Form S-8/S-3, No. 33-51804 on Form S-3, No. 33-53881 on Form S-3/S-11, No. 33-55855 on Form S-3, No.
33-53449 on Form S-3 and No. 33-55853 on Form S-3.


Minneapolis, Minnesota
February 6, 1995